                                                                     Exhibit 2.3
                                 TRAITE D'APPORT




ENTRE LES SOUSSIGNEES :


-La societe VIVENDI, societe anonyme au capital de Euros 3.330.122.119,50, dont le siege social est a Paris (75008) 42 avenue de Friedland, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 780 129 961, representee par Jean Marie Messier, president du conseil d'administration, specialement habilite en vertu d'une autorisation du conseil d'administration en date du 18 juin 2000;

                                        (ci-apres denommee "VIVENDI")

                                                  D'UNE PART,

La societe SOFIEE, societe anonyme au capital de 276.977.250 euros, dont le siege social est 31, rue du Colisee a Paris (75008), immatriculee au Registre du Commerce et des Societes de Paris sous le n 343 134 763, representee par Guillaume Hannezo, Administrateur, specialement habilite en vertu d'une autorisation du conseil d'administration en date du 15 juin 2000;


                                        (ci-apres designee<<SOFIEE>>)

                                                  D'AUTRE PART,


IL A ETE PREALABLEMENT EXPOSE CE QUI SUIT :

(A) L'apport decrit dans le present traite s'inscrit dans le cadre du rapprochement entre les societes francaises Canal+ et Vivendi et la societe de droit canadien. The Seagram Company Limited, visant a regrouper les activites des trois societes dans les domaines de la television payante, du cinema, de la musique, de l'edition, de l'Internet et des telecommunications.

(B) A ce jour, VIVENDI detient directement 15% du capital social de Canal+ et 34% du capital social de Canal+ indirectement, par le biais de SOFIEE (filiale a 100% de VIVENDI. Canal+ est une societe anonyme au capital de
     94.465.098 euros, dont le siege
     social est a Paris (75015), 85/89 quai Andre Citroen et qui est immatriculee au Registre du Commerce et des Societes de Paris sous le numero 329 211 734.

(C) Le present apport a pour objet de consolider au sein de la meme societe, SOFIEE, la participation de VIVENDI dans le capital social de CANAL+, la realisation de cette operation faisant partie des engagements pris par les parties aux termes du contrat de fusion signe le 20 juin 2000 par VIVENDI, SOFIEE CANAL+ et The Seagram Company Ltd., parmi d'autres parties (ci-apres le << CONTRAT DE FUSION >>).


CECI EXPOSE, IL A ETE ARRETE ET CONVENU CE QUI SUIT :


I.       APPORT

Par les presentes, VIVENDI apporte a SOFIEE les biens ci-apres designes, sous les garanties ordinaires et de droit, et sous les conditions suspensives visees au IX ci-apres, ce qui est accepte par Monsieur Guillaume Hannezo, es qualite.


II.      DESIGNATION

VIVENDI apportera a SOFIEE, dix huit millions huit cent seize mille six cent trente six (18.816.636) actions d'une valeur nominale de 0,75 Euros chacune, representant environ 15 % du capital et des droits de vote de CANAL+.


III.    EVALUATION DE L'APPORT

De convention expresse entre les parties, la valeur d'apport des 18.816.636 actions CANAL+ (les << ACTIONS CANAL+>>) a ete fixee a 1.373.614.428 Euros, qui correspond a la valeur nette comptable des Actions CANAL+ dans les comptes sociaux de VIVENDI pour l'exercice clos le 31 decembre 1999.


IV.    DECLARATIONS DE VIVENDI

VIVENDI declare:

1. qu'elle est proprietaire des Actions CANAL + a ce jour et qu'elle sera proprietaire desdites Actions CANAL+ a la date de la realisation de l'apport ;

2. que les Actions CANAL+ sont a ce jour, et seront au jour de la date de realisation de l'apport, libres de tout nantissement ou d'autres suretes, ne font a ce jour ni feront a la date de realisation de l'apport l'objet d'aucune option, de promesses de vente ou d'autres restrictions et pourront, par consequent, etre librement apportees.

V.     PROPRIETE - JOUISSANCE

Sous reserve de la satisfaction des conditions suspensives visees au IX ci-apres, SOFIEE aura la propriete des Actions CANAL+ a compter de la Date de Realisation Definitive de l'Augmentation de Capital (telle que definie au IX ci-apres). SOFIEE sera en droit de percevoir les dividendes relatifs aux Actions CANAL+ qui auront ete votes a compter du jour de la realisation des conditions suspensives vises au paragraphe IX ci-dessous, au titre de l'exercice ayant commence a courir le 1er janvier 2000. A toutes fins utiles, il est precise que VIVENDI est en droit de percevoir tous dividendes payes au titre de l'exercice clos au 31 decembre 1999.


VI     DETERMINATION DE LA PARITE D'ECHANGE - REMUNERATION DE L'APPORT


1.     DETERMINATION DE LA PARITE D'ECHANGE

La parite d'echange retenue est d'une action SOFIEE pour deux action CANAL+.


2.     REMUNERATION DE L'APPORT

(a)    Augmentation de capital de SOFIEE

L'apport des 18.816.636 actions de la societe CANAL+ par VIVENDI, evaluees a la somme globale de 1.373.614.428 euros tel qu'il ressort de l'Annexe 1, est consenti et accepte moyennant l'attribution a VIVENDI de 37.633.272 d'actions SOFIEE nouvelles, d'une valeur nominale de 5,50 Euros chacune, entierement liberees, a creer par SOFIEE a titre d'augmentation de son capital pour un montant nominal de 206.982.996 Euros, avec une prime d'apport globale de
1.166.631.432 Euros.

Cette prime d'apport globale sera inscrite a un compte special au passif du bilan qui pourra recevoir toute affectation decidee par l'Assemblee Generale Ordinaire.

b)     Creation des actions nouvelles

Les 37.633.272 d'actions SOFIEE nouvelles, representant environ 30% du capital et des droits de vote de SOFIEE apres realisation de l'apport, porteront jouissance a compter du 1er janvier 2000. En consequence, VIVENDI sera en droit de percevoir les dividendes relatifs a ces actions au titre de l'exercice ayant commence a courir le 1er janvier 2000.

Ces actions nouvelles seront, des la Date de Realisation Definitive de l'Augmentation de Capital, entierement assimilees aux actions SOFIEE existant a cette date, elles jouiront des memes droits et seront soumises a toutes les dispositions des statuts de SOFIEE et aux decisions des organes sociaux de SOFIEE.

A la Date de Realisation Definitive de l'Augmentation de Capital, SOFIEE inscrira dans ses livres VIVENDI en qualite de proprietaire des 37.633.272 actions nouvelles et delivrera a VIVENDI une attestation d'inscription en compte.


VII.   REGIME JURIDIQUE

L'apport des Actions CANAL+ est effectue sous le regime juridique de droit commun des apports en nature, tel que fixe par les dispositions de l'article 193 de la loi n(degree)66-537 du 24 juillet 1966 sur les societes commerciales et des textes pris pour son application.


VIII   REGIME FISCAL ET DECLARATIONS FISCALES


SOFIEE et VIVENDI declarent que :

- L'apport des Actions CANAL+ par VIVENDI sera exclusivement remunere par l'attribution de droits representatifs du capital de SOFIEE ;

- Les societes VIVENDI et SOFIEE sont des societes anonymes ayant leur siege social en France, relevant du statut fiscal des societes de capitaux et comme telles passibles de l'impot sur les societes ;

- Ces societes entendent placer l'operation d'apport partiel d'actif sous le regime fiscal de faveur des fusions edicte sur renvoi de l'article 210 B, par l'article 210 A du Code General des Impots en matiere d'impot sur les societes ;

- L'application de ce regime est toutefois subordonnee a l'obtention d'un agrement qui a ete sollicite aupres des autorites competentes.

- L'apport des Actions CANAL+, ne permettant pas a la societe VIVENDI de detenir 75% au moins du capital de la societe CANAL+, sera soumis au droit d'apport ordinaire prevu a l'article 810 du Code General des Impots meme si, pour cette operation, la societe apporteuse peut beneficier de l'exoneration provisoire des plus-values d'apport.

En consequence, les options et engagements relatifs a la presente convention s'etablissent ainsi qu'il suit :

A - AU REGARD DES DROITS D'ENREGISTREMENT

La formalite de l'enregistrement sera effectuee au droit fixe de 1.500 francs, en application des dispositions de l'article 810 du Code General des Impots.

B - AU REGARD DE L'IMPOT SUR LES SOCIETES

Pour assurer a l'apport partiel d'actif le benefice des articles 210 A et 210 B du Code General des Impots, SOFIEE s'engage a respecter l'ensemble des dispositions et prescriptions des articles 210 A et 210 B et notamment :

         (i) calculer les plus-values realisees ulterieurement a l'occasion de la cession des Action CANAL+ qui lui sont apportes, d'apres la valeur qu'avaient ces titres du point de vue fiscal, dans les ecritures de VIVENDI au 1er janvier 2000 ;

         (ii) l'ensemble des apports etant transcrits sur la base de leur valeur comptable, reprendre a son bilan les ecritures comptables de VIVENDI relatives aux titres apportes ;

         (iii) se substituer a VIVENDI dans l'engagement de conservation pendant deux ans qu'elle a souscrit a raison des titres apportes qu'elle a acquis depuis moins de deux ans, afin de preserver l'application du regime des societes-meres prevu par les articles 145 et 216 du Code General des Impots aux dividendes recus de ces participations ;

VIVENDI et SOFIEE s'engagent en outre a joindre a leur declaration de resultat un etat conforme au modele fournir par l'administration faisant apparaitre, pour chaque nature d'element compris dans l'apport partiel d'actif, les renseignements necessaires au calcul du resultat imposable de la cession ulterieure des elements consideres, conformement a l'article 54 septies I et a l'article 38 quindecies de l'annexe III du Code General des Impots.

SOFIEE inscrira les plus-values degagees sur les elements d'actif non amortissables compris dans l'apport partiel d'actif, et dont l'imposition a ete reportee dans le registre prevu a l'article 54 septies du Code General des Impots.

C - OPERATIONS ANTERIEURES

Plus generalement, SOFIEE reprend en tant que de besoin, le benefice et/ou la charge de tous engagements d'ordre fiscal afferents aux titres apportes qui auraient pu etre anterieurement souscrits par Vivendi a l'occasion d'operations de fusions, fusion dite "a l'anglaise", ou d'apport partiel d'actif soumises au regime fiscal de faveur des fusions, issu de la loi du 12 juillet 1965, en matiere de droits d'enregistrement et/ou d'impots sur les societes.



IX.    CONDITION SUSPENSIVE

L'apport faisant l'objet du present traite d'apport est soumis a l'approbation par l'Assemblee Generale Extraordinaire des actionnaires de SOFIEE et la realisation de l'augmentation de capital de SOFIEE remunerant l'apport des Actions CANAL+.

X.     FORMALITES

La realisation effective de l'apport des Actions CANAL+ sera formalisee par virement de compte a compte entre VIVENDI et SOFIEE.


XI.    DISPOSITIONS GENERALES

1. Toute notification ou autre communication entre VIVENDI et SOFIEE en application du present traite devra etre effectuee par ecrit, envoyee aux adresses figurant aux presentes, ou a toute autre adresse qui serait notifiee par ecrit a cet effet a tout moment.

2. Pour l'accomplissement de toutes publications et formalites necessaires a l'execution du present traite, tous pouvoirs sont donnes au porteur d'un original, d'une copie ou d'un extrait du present traite.




                                        Fait a Paris,
                                        le 30 juin 2000





-------------------------------------   ----------------------------------------
VIVENDI                                 SOFIEE
Representee par M. Jean Marie Messier   Representee par M. Guillaume Hannezo

                                LISTE DES ANNEXES

Annexe 1

Evaluation globale des Actions CANAL+ apportees.

                         AVENANT AU TRAITE D'APPORT
                         --------------------------

ENTRE:

         VIVENDI, societe anonyme au capital de 3.332.700 404 euros dont le siege social est 42, avenue de Friedland a Paris (75008), immatriculee au registre du commerce et des societes de Paris sous le n 780 129 961, representee par Monsieur Jean-Marie Messier, son President,

                                          (ci-apres denommee "VIVENDI"),

ET:

         SOFIEE, societe anonyme au capital de 276.977.250 euros, ayant son siege social 31, rue du Colisee ,75008 Paris, immatriculee au registre du commerce et des societes de Paris sous le numero 343 134 763, representee par Monsieur Guillaume Hannezo, administrateur dument habilite,

                                          (ci-apres denommee "SOFIEE").



IL A ETE PREALABLEMENT EXPOSE CE QUI SUIT:
-----------------------------------------

         Apres avoir signe, le 30 juin 2000, un traite en vue de l'apport par Vivendi a Sofiee de dix huit millions huit cent seize mille six cent trente six actions de Canal+ S.A. (18 816 636), representant environ 15% du capital social et des droits de vote de Canal+ S.A. (le "TRAITE D'APPORT"), les parties ont souhaite apporter audit Traite par la voie du present Avenant certaines precisions concernant la retroactivite de l'apport susvise.

CECI ETANT PRECISE, IL A ETE CONVENU DE CE QUI SUIT:
---------------------------------------------------


                                 ARTICLE 1
                               MODIFICATIONS

A la fin de la premiere phrase de l'Article V du Traite d'Apport, apres les mots Sofiee aura la propriete des Actions CANAL+ a compter de la Date de
Realisation Definitive de l'Augmentation de Capital (telle que definie au IX ci-apres), il est ajoute, avec effet retroactif au 1er Janvier 2000.

                                 ARTICLE 2
                                 ---------
                                REITERATION
                                -----------

En consequence, le texte du Traite d'Apport tel que modifie par le present Avenant figure en Annexe.

            Fait a Paris, le 20 octobre 2000.

            En huit exemplaires originaux, dont six pour les depots legaux et un pour chaque partie.

Pour Vivendi                                    Pour Sofiee

-----------------------------                   --------------------------
Monsieur Jean-Marie Messier                     Monsieur Guillaume Hannezo

                                                                          ANNEXE

                              TRAITE D'APPORT
                              ---------------

          (TEL QUE MODIFIE PAR AVENANT EN DATE DU 20 OCTOBRE 2000)